                                                                    EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Intra-Asia Entertainment Corporation
Los Angeles, California

We hereby consent to the use in the prospectus constituting a part of this registration statement of our report dated January 8, 2002, relating to the consolidated financial statements of Intra-Asia Entertainment Corporation, which is contained in that prospectus.

We also consent to the reference to us under the captions "Experts" and "Selected Consolidated Financial Data" in the prospectus.

BDO International
Shanghai, PRC

February 1, 2002